CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 33-42992, 33-49160, 33-86728, 33-86732, 333-14211, 333-37263, 333-88885, and
333-49962 of TECHNE Corporation on Form S-8 of our report dated August 13, 2002, appearing in this Annual Report on Form 10-K of TECHNE Corporation and Subsidiaries for the year ended June 30, 2004.

/s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
September 9, 2004